UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Northrop Grumman Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:

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	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT REMINDER

Northrop Grumman Corporation

Annual Meeting of Stockholders

May 16, 2012

Control Number: XXXX XXXX XXXX XXX

To: NAME

The voting deadline for Northrop Grumman’s Annual Meeting is rapidly approaching.

******All savings plan participants have only 4 more days to vote*******

Whether or not you plan to attend the Annual Meeting of Stockholders, it is important to vote all of your Northrop Grumman shares held in one of Northrop Grumman’s 401(k) or other defined contribution plans.

Please note that you may receive multiple communications (electronically and/or by mail) containing proxy materials and voting instructions. Please review each communication carefully as it is likely not a duplicate. You should receive a separate communication or e-mail containing proxy materials or voting instructions for each type of account in which you hold shares of Northrop Grumman stock. Please be sure to vote all of your shares in each of your accounts.

If you are a participant in one of Northrop Grumman’s 401(k) or other defined contribution plans, you may direct the plan trustees how to vote the shares allocated to your account. You should have received an email notification of the Internet availability of the proxy materials along with voting directions.

To cast your vote, please visit www.envisionreports.com/NOC and follow the online instructions. If you did not receive an email notification, or wish to change your vote, you may obtain and submit new voting instructions by contacting Shareholder Services at 1-877-498-8861.

The voting deadline is Sunday, May 13, 2012 at 11:59 p.m.

REMEMBER YOUR VOTE IS IMPORTANT, PLEASE VOTE